Exhibit 10.6

PLAIN ENGLISH GROWTH CAPITAL LOAN AND SECURITY AGREEMENT

This is a PLAIN ENGLISH GROWTH CAPITAL LOAN AND SECURITY AGREEMENT dated as of May 29, 2012 by and between VARONIS SYSTEMS, INC., a Delaware corporation, as borrower, and TRIPLEPOINT CAPITAL LLC, a Delaware limited liability company, as lender.

The words “We”, “Us”, or “Our” refer to TRIPLEPOINT CAPITAL LLC. The words “You” or “Your” refer to VARONIS SYSTEMS, INC., not to any individual. The words “the Parties” refers to both TRIPLEPOINT CAPITAL LLC and VARONIS SYSTEMS, INC. This Plain English Growth Capital Loan and Security Agreement may be referred to as the “Agreement”.

The Parties agree to the following mutual agreements and conditions listed below:

GROWTH CAPITAL LOAN FACILITY INFORMATION

Facility Number Part 1: 0489-GC-02 Part 2: 0489-GC-03

Commitment Amount

Part 1: $10,000,000

Part 2: $10,000,000

(Part 2 is available Upon Request and Additional Approval and execution of a warrant agreement in substantially the form as the Part 1 Warrant Agreement on mutually acceptable terms.)

Minimum Advance Amount $250,000

Advance Payment Last monthly payment of each Advance.	Availability Period 12/31/2012 – 6/30/2013	Loan Term 48 Months (Interest Only through December 31, 2013, as further set forth in Section 9)	Interest Rate Prime Rate plus 6.25% (Prime Rate as published in the Wall Street Journal the day before any Advance is funded; in no event shall the Prime Rate be less than 3.25%)

Security Interest First priority security interest in all Collateral; negative pledge on Intellectual Property.

End Of Term Payment

Part 1 & 2: (a) 2.5% of each Advance

if such Advance is paid in full on or

before December 31, 2013; (b) 3.75%

of each Advance if such Advance is

paid in full after December 31, 2013

but on or before December 31, 2014;

(c) 5% of each Advance if such

Advance is paid in full after

December 31, 2014 but on or before

December 31, 2015; or (d) 7% of

each Advance if such Advance is

paid in full after December 31, 2015.

Facility Fee

Part 1: $50,000 at the close of

documentation plus 0.5% of any

Advances thereafter. *

Part 2: $50,000 due upon the

availability of Part 2 plus 0.5% of any

Advances under Part 2 thereafter.

*At anytime during the Availability

Period if You are not 100% satisfied

with Our service, We will refund a

portion of the Part 1 Facility equal to a

mutually agreeable amount.

OUR CONTACT INFORMATION

Name TriplePoint Capital LLC	Address For Notices 2755 Sand Hill Rd., #150 Menlo Park, CA 94025 Tel: (650) 854-2090 Fax: (650) 854-1850	Contact Person Sajal Srivastava, COO Tel: (650) 854-2090 Fax: (650) 854-1850 email: legal@triplepointcapital.com

YOUR CONTACT INFORMATION

Customer Name Varonis Systems, Inc.	Address For Notices 1250 Broadway 31st Floor, New York, NY 10001	Contact Person Yuval Meidar, General Counsel Tel: 972-9-9713309 Fax: 972-9-9713301 email: yuval@varonis.com

Capitalized terms defined in the table on Page 1 and 2 of this Agreement shall have the meanings given to those terms in such table, and other capitalized terms not otherwise defined in the body of this Agreement are defined in Section 21. Any accounting term not specifically defined herein shall be construed in accordance with GAAP, and all calculations shall be made in accordance with GAAP. The term “financial statements” shall include the accompanying notes and schedules.

1. WHAT THE PARTIES AGREE TO FINANCE

Provided that the conditions in Sections 4 and 5 and elsewhere in this Agreement are met, We will lend to You the Commitment Amount as reflected on Page 1 of this Agreement and You agree to use such proceeds to finance any of Your general corporate needs. We will lend to You advances (each an “Advance”) in minimum amounts as set forth on Page 1 of this Agreement up to a maximum of the Commitment Amount as provided on Page 1. Our obligation to fund Advances under Parts 1 or 2, will end on the last day of the respective Availability Period noted on Page 1.

2. YOU WILL ENTER INTO MULTIPLE PROMISSORY NOTES

The Plain English Promissory Note in the form of Exhibit A (the “Promissory Note”) is the document the Parties will enter into each time an Advance is to be funded. The Promissory Note will contain the specific financial terms of the Advance (e.g. amount funded, interest rate, maturity date, advance date, payment due dates etc.) and all of the terms and conditions of this Agreement are incorporated in and made a part of each Promissory Note. There may be multiple Promissory Notes associated with this Agreement.

3. YOUR LOAN FACILITY COMMITMENT AMOUNT MAY BE DIVIDED INTO PARTS

The Commitment Amount and its corresponding subpart is noted on Page 1 of this Agreement (“Parts”). For purposes of this Agreement, references to the Commitment Amount shall mean the Part or Parts which are available and in effect. Any terms or conditions associated with the availability of such Part are listed on Page 1 of this Agreement. As to Part 2, which is made available only “Upon Request and Additional Approval”, You are required to make a request to utilize such Part 2 in writing to Us (the “Commitment Increase Request Notice”), prior to Your submission of a corresponding Advance Request. After Our receipt of the Commitment Increase Request Notice, We will review the information available to Us and conduct any legal and business due diligence deemed necessary by Us in connection with Our attempt to obtain Our requisite credit approvals. Our agreement to consider providing Part 2 is not, and is not to be construed as, a commitment, offer, or agreement to provide Part 2. If We were to obtain credit approval to provide Part 2, then You will be required to provide an additional Warrant Agreement to Us in substantially the same form as the Part 1 Warrant Agreement, as a condition precedent to Our making Advances under Part 2.

4. HOW YOU WILL REQUEST ADVANCES

In addition to the requirements of Section 5 set forth below, You agree to follow the procedures listed below to have Us extend an Advance to You:

• You will send (by facsimile or mail) to Us a completed Advance Request in the form attached as Exhibit B signed by Your Chief Executive Officer, President or Chief Financial Officer.

• Such Advance Request must be submitted and received by Us no later than 5:00 p.m. PT ten (10) Business Days prior to the last day of the applicable Availability Period. Any Advance Request submitted after 5:00 p.m. PT shall be considered received the following Business Day.

• Each Advance Request will state a requested funding date that is at least ten (10) Business Days after the date such Advance Request is submitted to Us.

After We check and approve the information You provide in the Advance Request, We will prepare and provide to You a Promissory Note and an amortization schedule for Your signature. Upon receipt of the Promissory Note signed by Your authorized officer and confirmation by Us that all conditions have been met, We will then advance the requested funds to You.

All the terms, conditions, and covenants of this Agreement shall apply to all Advances whether or not each Advance is evidenced by a Promissory Note. You agree that We may rely on, and shall be fully protected in relying upon, any notice or Advance Request given by Your contact person, listed on Page 1.

5. CONDITIONS FOR US TO MAKE LOANS TO YOU

Our obligation to fund any Advance that You request under this Agreement is subject to satisfaction of each of the conditions set forth in Sections 4 and 18 and each of the following conditions:

•	The representations and warranties in this Agreement shall be true and correct in all material respects on and as of the date(s) we fund such Advance with the same effect as though they were made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall remain true and correct in all material respects as of such date; provided, however, that this materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof. Each Advance Request will constitute Your representation and warranty on the relevant Advance date as to the matters provided in Section 11 and as to the matters set forth in the Advance Request.

•	You shall be in compliance with all the terms and provisions set forth in this Agreement and in each Promissory Note and each other Loan Document, and at the time of and immediately after such Advance: (a) no Default or Event of Default (as defined in Section 14) shall have occurred and be continuing without being cured, and (b) no fact or conditions shall exist that would (or would with the passage of time, the giving of notice, or both) constitute an Event of Default under this Agreement or any other Loan Document.

•	You shall provide Us with all appropriate collateral assignments, notices and control agreements that are necessary or desirable to perfect or obtain Our first priority Lien in all of the Collateral, subject to Permitted Liens.

•	You shall have paid to Us the Facility Fee relating to such Advance or You shall have authorized Us to deduct the Facility Fee from such Advance.

•	No event or circumstance shall exist or have occurred that has had or could reasonably be expected to have a Material Adverse Effect

•	For each Advance You shall submit Your Advance Request to Us relating to such Advance as set forth in Section 4.

•	You shall have delivered to Us the Warrant Agreement.

•	You shall submit to Us any other documents and other information that We may reasonably request and are necessary to implement the provisions and purposes of this Agreement.

6. YOU MAY PREPAY YOUR PROMISSORY NOTES

You may at any time prepay any Promissory Note in full or part without premium or penalty, by paying: (a) the remaining outstanding Advances (or if partial payment, that portion of the principal amount) and all accrued and unpaid interest calculated as if the date of such prepayment occurred on the next scheduled monthly payment date per the respective Promissory Note; and (b) the End of Term Payment (or pro-rata portion thereof if a partial prepayment), if any, and (c) all other Secured Obligations, if any, that shall have become due and payable, including interest at the Default Rate with respect to any past due amounts as of the date of prepayment, all calculated as if the date of such prepayment occurred on the next scheduled monthly payment date per the respective Promissory Note.

7. THE MAXIMUM RATE OF INTEREST

Maximum Rate of Interest. It is not Our intent to receive interest at a rate greater than the maximum rate permissible by law, which We shall call the maximum rate. If a court determines You have actually paid Us interest based on a rate that exceeds the maximum rate, then We shall apply the excess as follows: first, to the payment of the outstanding principal amount of the Promissory Notes; second, after all principal is repaid, to the payment of Our accrued interest and any other principal, interest, fees, costs or other amounts owed by You to Us; and third, after all amounts owed by You to Us are repaid, the excess (if any) shall be refunded to You.

Default Interest. In the event that You do not pay any interest when due, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth on Page 1. Upon and during an Event of Default as defined in Section 14, all principal, interest or other amounts owed by You to Us shall bear interest at a rate per annum equal to the rate set forth on Page 1 plus three percent (3%) per annum also known as the Default Rate.

8. YOU GRANT US A SECURITY INTEREST

You grant to Us a first priority, continuing security interest in and Lien upon all of Your right, title and interest in each of the following whether now owned or hereinafter acquired and wherever located to secure the Secured Obligations:

•	All Receivables;

•	All Equipment;

•	All Fixtures;

•	All General Intangibles;

•	All Inventory;

•	All Investment Property;

•	All Deposit Accounts;

•	All Cash;

•	All commercial tort claims, if any, as listed on Schedule 1;

•	All Goods and personal property, whether tangible or intangible and whether now or hereinafter owned or existing, leased, consigned by or to or acquired and wherever located; and

•	To the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, rents, profits, and products of each of the foregoing.

All the above listed items will be collectively called the “Collateral”.

Notwithstanding the above, Collateral excludes (a) Intellectual Property currently held or hereafter obtained, but includes Proceeds of Intellectual Property (including but not limited to all Receivables, rights to payment and General Intangibles arising from the sale, licensing or disposition of all or any part of, or rights in, the foregoing); provided, however, other than (i) non-exclusive licenses given in the ordinary course of Your business, (ii) non-perpetual exclusive licenses of Intellectual Property with respect to geographic locations, field of use, customized products for specific customers and time-based exclusivity that would not result in a transfer of title of the licensed property under applicable law, (iii) Permitted Liens and (iv) as otherwise permitted under this Agreement, in the event You transfer, sell, assign, grant a security interest in, hypothecate, permit or suffer to exist any Lien, or otherwise transfer any interest in or encumber any portion of the Intellectual Property, either voluntarily or involuntarily, without Our prior written consent, Our security interest shall include (and shall be deemed to have included from the date of this Agreement) all Intellectual Property; (b) any property (including any accessions, additions, replacements or substitutions) subject to a Lien that constitutes a Permitted Lien under clause (v) of the definition of Permitted Lien if You are prohibited from granting a security interest in such property; (c) 35% of the voting capital stock of any Subsidiary that is not organized in the United States or a jurisdiction thereof if You determine in good faith granting more than 65% of the voting capital stock shall create an adverse tax situation; and (d) Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Your (or Your Subsidiaries’) employees and identified to Us by You as such. You shall not, and shall not cause or permit any Subsidiary thereof to, accumulate or maintain cash in such excluded payroll accounts as of any date of determination in excess of payroll obligations, and amounts maintained in the payroll accounts shall solely be used by You for the purposes of making payroll payments to Your employees or other service providers.

You may enter into a Working Capital Loan Facility (defined below) so long as the aggregate outstanding obligations and liabilities thereunder (including advances, bank services, letters of credit, contingent obligations and the like) at no time exceed $5,000,000, upon receipt and review by Us of the terms (which shall occur within ten (10) business days) relating to such Working Capital Loan Facility and execution of an intercreditor agreement between Us and the lender under the Working Capital Loan Facility, with terms reasonably acceptable to Us. As used in this Agreement, “Working Capital Loan Facility” means a revolving line of credit provided by a bank, commercial lender, venture lender, or other financial institution regularly engaged in the business of lending money (excluding venture capital, investment banking or similar institutions which sometimes engage in lending activities but which are primarily engaged in investments in equity securities) (each, a “Working Capital Lender”), pursuant to which such Working Capital Lender makes advances based on the value of Your Accounts and Your obligations thereunder are secured by, and solely limited to, a first priority lien in the Accounts and the identifiable cash proceeds thereof residing in a lockbox deposit account associated therewith and such lockbox deposit account and a second priority lien on any other Collateral. Notwithstanding the foregoing, so long as the Working Capital Loan Facility is the facility currently in place with Bridge Bank N.A., such facility may be secured by a first priority Lien on all Your assets subject to execution of an intercreditor agreement between Us and Bridge Bank N.A. under the Working Capital Loan Facility, with terms reasonably acceptable to Us.

9. HOW AND WHAT WILL YOU PAY US

Payments. The first payment date for each Advance will be the first day of the month following the month in which the Advance was funded (the date in which the Advance was funded, the “Advance Date”), unless that Advance is funded on the first business day of that month, in which case the first payment date shall be the Advance Date.

Each Promissory Note shall be due in forty-eight (48) monthly installments consisting of monthly interest payments only through December 31, 2013, followed by the remaining monthly payments of equal monthly installments of principal and interest, payable on the first day of each month through the last payment date (unless that date falls on a weekend or national holiday in which event such payment shall be due on the previous business day).

Interest. The principal balance of each Promissory Note shall accrue interest at the percentage per year as indicated on Page 1 of this Agreement, and shall be computed daily on the basis of a year consisting of 360 days for the actual number of days occurring in the period for which such interest is payable, and interest shall accrue in advance from the Advance Date.

Interim Payment. In the event an Advance is made on any day other than the first business day of the month, You shall make payment to Us on the Advance Date in an amount equal to the per diem interest for the time from the Advance Date through and including the last day of the month in which the Advance is funded.

Any amounts that You repay on the Advances may not be re-borrowed.

End of Term Payment. Upon expiration of the Loan Term for any Promissory Note, You shall pay the applicable End of Term Payment as indicated in the Table of Terms.

Miscellaneous. Payments are due electronically by automatic debit through Automated Clearing House (ACH) payment on or before the last day of each month. You agree to fill out and execute the electronic funds transfer/automatic debit Authorization form that we provide.

If We do not receive any payments from You within two (2) business days after they are due, You will pay a late charge on the overdue amount. The late charge will be equal to five percent (5%) of the amount due for each month not paid when due and until such time as payment is received. In an Event of Default in which the Secured Obligations have been accelerated, the late fee shall not apply to the entire accelerated amount, only the previously late monthly payment. All payments shall be free and clear of any taxes, withholdings, duties, impositions or other charges, to the end that We will receive the entire amount of any Secured Obligations payable under this Agreement, regardless of the source of payment. Any interest not paid when due shall be compounded by becoming a part of the Secured Obligations, and such interest shall then accrue interest at the rate then applicable under this Agreement and the applicable Promissory Note.

10. INSURANCE

So long as there are any Secured Obligations outstanding, You shall carry and maintain commercial general liability insurance, on an occurrence form, against risks customarily insured against in Your line of business. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found in the last paragraph of this Section. You must maintain a minimum of One Million Dollars ($1,000,000) of commercial general liability insurance for each occurrence. So long as there are any Secured Obligations outstanding, You shall also carry and maintain insurance upon the Collateral, insuring against all risks of physical loss or damage howsoever caused, including the perils of fire, windstorm, flood, and earthquake, in an amount not less than the full replacement cost of the Collateral.

You shall submit to Us certificates of insurance, which reflect Your compliance with Your insurance obligations in the above paragraph and the obligations contained in this Section. Your insurance certificate shall state that We are an additional insured for commercial general liability, an additional insured and a loss payee for all risk properly damage insurance. Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance.

The certificates of insurance will state that the coverage evidenced is primary and non-contributory to any insurance or Our self-insurance, and will further state that a waiver of subrogation in favor of Us has been agreed to. All certificates of insurance will provide for a minimum of thirty (30) days advance written notice to Us of cancellation or any other change adverse to Our interests. Any failure by Us to scrutinize such insurance certificates for compliance is not a waiver of any of Our rights, all of which are reserved.

11. REPRESENTATIONS AND WARRANTIES FROM YOU

You represent, warrant and agree that:

•	Collateral Title. You own all right, title and interest in and to the Collateral, free of all Liens whatsoever, except for Permitted Liens.

•	Granting of Lien. You have the full power and authority to grant and convey to Us, a Lien on the Collateral as security for the Secured Obligations, free of all Liens other than Permitted Liens. Except for Permitted Liens, the Collateral is not subject to any Liens.

•	Due Organization. You are a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware, with corporate organization number 3869749 and are duly qualified as a foreign corporation in all jurisdictions in which the nature of Your business or location of Your properties require such qualifications and where the failure to be qualified would result in an event which, individually or together with any other event, would reasonably be expected to have a Material Adverse Effect.

•	Authorization, Validity and Enforceability. Your execution, delivery and performance of the Promissory Notes, this Agreement, all financing statements, all other Loan Documents, and all current Warrant Agreements, (i) have been duly authorized by all necessary corporate action, and (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than the Liens created or permitted by this Agreement and the other related Loan Documents. The person or people executing this Agreement and other Loan Documents are duly authorized to do so, and the Loan Documents and each term and provision thereof are Your legal, valid and binding obligations, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization or other similar laws generally affecting the enforcement of the rights of creditors and equitable principles (regardless of whether enforcement is sought in equity or at law).

•	Litigation. There are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to Your knowledge, threatened in writing against You or any of Your business, property or rights (i) which involve any Loan Document or Excluded Agreement or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would, individually or in the aggregate reasonably be expected to have a Material Adverse Effect

•	Compliance with Applicable Laws. You are not in violation of any law, rule or regulation or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

•	Conflict. Neither this Agreement nor any other Loan Document violates any provisions of Your articles or certificate of incorporation, bylaws or any material contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which You are subject.

•	Further Consent. The execution, delivery and performance of this Agreement and the other Loan Documents do not require the consent or approval of any other person, including, any regulatory authority, or governmental body of the United States or any State or any political subdivision or the United States or any state, except for any consents that have been obtained and remain in full force and effect.

•	Material Adverse Effect. As December 31, 2011, no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred or is continuing.

•	Other Defaults. You are not in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which You are a party or by which You or any of Your properties or assets are or may be bound, in each case where such default could result in an event which, individually or together with any other event, would have a Material Adverse Effect.

•	Information Correct. No information, report Advance Request, financial statement, exhibit or schedule furnished by on behalf of You to Us in connection with the negotiation of any Loan Document contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements, in the light of circumstances under which they were, are or will be made, not misleading (it being recognized by Us that the projections and forecasts provided by You in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

•	Filing of Taxes. Other than as set forth in Schedule 1, You have filed and will file all required federal, state and local tax returns. Subject to Section 12, Paragraph “Taxes”, You have fully paid or You have reserved for and are contesting in good faith all taxes or installments (including any interest or penalties). You have fully paid or reserved for and are contesting in good faith all tax assessments that You have received for the 3 years preceding the Closing Date.

•	ERISA Compliance. You have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Your failure to comply with ERISA that is reasonably likely to result in Your incurring any liability that could reasonably be expected to have a Material Adverse Effect.

•	Hazardous Waste. None of Your properties or assets has ever been used by You or, to Your knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to Your knowledge, none of Your properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by You; and You have not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by You resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

•	Operation of Business. You own, possess, have access to, or can become licensed on reasonable terms under all material patents, patent applications, trademarks, trade names, inventions, franchises, licenses, permits, computer software and copyrights necessary for the operation of Your business as now conducted, with no known infringement of, or conflict with, the rights of others. You have taken reasonable measures to avoid liability from infringement by third parties using your facilities; in particular You have taken commercially reasonable measures to comply with the requirements of the Digital Millennium Copyright Act for notice and takedown.

•	Your Information. As of the date of this Agreement, Your present name, former names (if any), locations, and other information are correctly stated on the attached Exhibit C.

•	Intellectual Property. As of the date of this Agreement, attached to Exhibit C is a true, correct and complete list of each of Your Patents, Trademarks, Copyrights and Licenses, together with application or registration numbers, as applicable.

•	Accounts. As of the date of this Agreement, Exhibit C is a true, correct and complete list of (a) all banks and other financial institutions at which You maintain Deposit Accounts and (b) institutions at which You maintain accounts holding Investment Property owned by You, and such exhibit correctly identifies the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefore.

12. YOUR COVENANTS TO US

You covenant and agree that, provided that, and so long as, Secured Obligations remain outstanding and unpaid or We are obligated to fund Advances:

•	Legal Existence and Qualification. You will maintain Your, and each of Your subsidiaries’, legal existence and good standing in Your and their respective jurisdictions of formation or organization, and maintain qualifications to do business in all jurisdictions in which the nature of Your business or location of Your properties require such qualifications and where the failure to be qualified would result in an event which, individually or together with any other event, would reasonably be expected to have a Material Adverse Effect.

•	Compliance with Laws. You will comply with all laws (including, without limitation, environmental laws) rules, regulations applicable to, and all orders and directives of any governmental or regulatory authority having jurisdiction over, You or Your business, and with all material agreements to which You are a party, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect. You shall not become regulated as an “investment company” or controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of Your important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any loan for such purpose. You shall not fail to meet the minimum funding requirements of ERISA, permit a reportable event or prohibited transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act.

•	Mergers or Acquisitions. You will not liquidate, dissolve or enter into or consummate any Merger Event, and You will not acquire all or substantially all of the capital stock or property of another Person, without Our prior written consent.

•	Management Rights. You will permit any of Our authorized representatives and Our attorneys and accountants, who shall be under confidentiality obligations towards You, on reasonable notice to inspect, examine and make copies and abstracts of Your books of account and records at reasonable times and during normal business hours. Such inspection rights shall not exceed once per year. In addition, until you become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, Our authorized representatives and Our attorneys and accountants, who shall be under confidentiality obligations towards You, will have the right to meet with Your management and officers at reasonable times which shall not exceed once per year after providing a reasonable notice, to discuss such books of account and records. In addition, The Parties intend that the rights granted here shall constitute “management rights” within the meaning of 29 C.F.R Section 2510.3-101(d)(3)(ii), but that any participation with respect to any business issues will not be deemed to give Us, nor be deemed an exercise by Us or control over Your management or policies.

•	Additional Documents and Assurances. You will from time to time execute, deliver and file, alone or with Us, any security agreements, or other documents to perfect or give first priority to Our Lien on the Collateral, subject only to Permitted Liens. You will from time to time obtain any instruments or documents as we may reasonably request, and take all further action We may reasonably request, to carry out the provisions and purposes of this Agreement or any other Loan Document or to confirm, perfect, preserve and protect the Liens granted to Us. In addition, You authorize Us to file at any time financing statements, continuation statements, and amendments thereto that (i) either specifically describe the Collateral or describe the Collateral as all of Your assets of the kind pledged hereunder, and (ii) contain any other information required by the UCC for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether You are an organization, the type of organization and any organizational identification number issued to You, if applicable. You hereby appoint Us as your lawful attorney-in-fact to sign Your name on any notices or filings necessary to perfect or continue the perfection of any Lien regardless of whether an Event of Default has occurred until all Secured Obligations have been satisfied in full and We are under no further obligation to make Advances. Our foregoing appointment as Your attorney in fact, and all of Our rights and powers, coupled with an interest, are irrevocable until all Secured Obligations have been fully repaid and performed and Our obligation to provide Advances terminates, at which time such appointment shall automatically expire.

•	Compromise of Accounts. Without Our prior written consent, You will not, (a) grant any material extension of the time or payment of any of the Receivables, or General Intangibles, (b) to any material extent, compromise, compound or settle the same for less than the full amount, (c) release, wholly or partly, any person liable for the payment, or (d) allow any credit or discount whatsoever other than trade discounts granted by You in the ordinary course of Your business, except, in each case, consistent with industry practice and in the ordinary course of business.

•	Protection of Our Lien. You will protect and defend Your title to the Collateral and Our Lien on the Collateral. You shall at all times keep the Collateral free and clear from any legal process or Liens whatsoever (except for Permitted Liens) and shall give Us immediate written notice of any legal process affecting the Collateral, or any Liens on the Collateral, other than Permitted Liens.

•	Other Indebtedness. You will not incur any Indebtedness without the prior written consent of Us other than Indebtedness evidenced by this Agreement and Permitted Indebtedness.

•	Dispositions, Liens and Encumbrances. You will not transfer, sell, assign, grant a security interest in, hypothecate, permit or suffer to exist any Lien, or otherwise transfer any interest in or encumber any portion of the Collateral and your Intellectual Property, either voluntarily or involuntarily, without Our prior written consent, other than: (a) Permitted Liens, (b) sales of Inventory in the ordinary course of business, (c) non-exclusive licenses of Intellectual Property in the ordinary course of business, (d) sales of worn-out or obsolete Equipment not financed by Us provided that the fair market value of such Equipment does not exceed $250,000 in any fiscal year, and (e) as otherwise permitted under this Agreement. In addition, except for (i) customary restrictions in connection with the pending sale of Intellectual Property, (ii) restrictions under any equipment financing agreement permitted under this Agreement and with respect to the property financed, (iii) restrictions in license, joint venture, strategic alliance or similar agreements as permitted under this Agreement, and (iv) as otherwise permitted under this Agreement You will not enter into any agreement with any other person that restricts Your ability to transfer, sell, assign, grant a security interest in, hypothecate, permit or suffer to exist any Lien, or otherwise transfer any interest in or encumber any portion of the Collateral and Your Intellectual Property. Without limiting the generality of the foregoing, You will not sell, transfer, encumber or otherwise dispose of any ownership interest that You may have in any subsidiary, except for Permitted Liens.

•	Investments. You will not directly or indirectly make any Investment other than Permitted Investments.

•	Maintenance of Properties. You will maintain and protect Your properties, assets and facilities, including Your equipment and fixtures, in good working order, repair and condition (taking into consideration ordinary wear and tear) and from time to time make or cause to be made all necessary and proper repairs, renewals and replacements and shall completely manage and care for Your property in accordance with prudent industry practices.

•	Financial Statements. You will provide monthly and yearly financial statements in accordance with Section 18 of this Agreement and they will include reports of any material contingencies (including commencement of any material litigation by or against You) or any other occurrence that could be reasonably be expected to have a Material Adverse Effect.

•	Dividends and Distributions. You will not, without Our prior written consent, declare or pay any cash dividend or make a distribution on, or repurchase or redeem, any class of stock, other than (i) pursuant to repurchase plans upon an employee’s, director’s or consultant’s death or termination of employment or services or otherwise, or (ii) repurchase of any class of stock not to exceed $150,000 in any fiscal year.

•	Audits and Inspections. Upon Our request, but not more than once per calendar year so long as no Event of Default has occurred and is continuing, You will, during normal business hours and upon reasonable prior notice and at reasonable intervals, which shall not exceed twice per year so long as no Event of Default has occurred and is continuing, make the Inventory, Equipment, other Collateral, and books and records concerning the Collateral (including software used in Your business) available to Us for inspection at the place where it is normally located and shall make Your log and maintenance records pertaining to the Inventory and Equipment available to Us for inspection. You will take all action necessary to correctly and completely maintain such books, records, logs, and maintenance records.

•	Taxes. You must pay when due all taxes fees or other charges of any nature whatsoever (together with any related interest or penalties) imposed or assessed against You, Us or the Collateral or upon Your ownership, possession, use, operation or disposition thereof or upon Your rents, receipts or earnings arising there from. You shall file on or before the due date all personal property tax returns in respect to the Collateral. Notwithstanding the foregoing, You may contest, in good faith and by appropriate proceedings, taxes for which You maintain adequate reserves in accordance with GAAP.

•	Intellectual Property. You will: (a) protect, defend and maintain the validity and enforceability of Your material Intellectual Property; (b) promptly advise Us in writing of known material infringements of Your Intellectual Property; and (c) not allow any Intellectual Property material to Your business to be abandoned, forfeited or dedicated to the public without Our written consent, which shall not be unreasonably withheld.

•	Collateral Locations; Name Changes. You will not relocate Your chief executive office or Your principal place of business or any item of the Collateral (other than sales of Inventory and Equipment otherwise permitted hereunder, temporary removal of laptop computers and other mobile equipment each in the ordinary course of business) unless: (i) You have given Us prior written notice and (ii) such relocation shall be within the United States. In addition, You will obtain and maintain such acknowledgments, consents, waivers and agreements from: (i) the owner, Lien holder, mortgagee and landlord with respect to any real property on which Collateral is located and (ii) from any Person in possession of Collateral, as We may require, all in form and substance reasonably satisfactory to Us; provided that no acknowledgements, consents, waivers or agreements shall be required with respect to employees temporarily holding laptop computers and other mobile equipment in the ordinary course of business. Without limiting the foregoing, where the Collateral is covered by a negotiable Document (such as a warehouse receipt), You shall deliver to Us possession of a copy of such Document.

•	Line of Business. You shall not engage in any business other than the businesses currently engaged in by You or reasonably related thereto or as otherwise approved by Your Board of Directors.

•	Change of Jurisdiction. You will not change Your state of organization unless You have given Us no less than thirty (30) days prior written notice.

•	Deposit and Investment Accounts. You shall not maintain any Deposit Accounts or accounts holding Investment Property owned by You except (i) accounts identified in Exhibit C, (ii) other accounts with respect to which We have a perfected security interest in such account, or (iii) accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Your employees and identified to Us by You as such.

•	Transactions with Affiliates. You shall not directly or indirectly enter into or permit to exist any material transaction with any of Your Affiliates except for (a) transactions specifically described in the cost plus or distribution agreements, as applicable, between You and each of the Israeli Subsidiary, the UK Subsidiary, the German Subsidiary, the French Subsidiary or any other Subsidiary to be formed after the date hereof, (b) intercompany loans and advances permitted under clause (c) of the definition of “Permitted Indebtedness”, (c) other transactions that are in the ordinary course of Your business, upon fair and reasonable terms that are no less favorable to You than would be obtained in an arm’s length transaction with a non-affiliated Person, (d) compensation arrangements approved by Your Board of Directors, (e) transactions constituting Permitted Investments, (f) transactions with EMC Corporation (“EMC”) or any of its affiliates pursuant to that certain EMC Select Distributor Agreement For Software dated as of January 24, 2007 and that certain Master Subcontractor Agreement dated as of November 23, 2009 between You and EMC, (g) equity or debt financings with existing investors (any such debt financing to be subordinated to Us as evidenced by a subordination agreement in form and substance acceptable to Us), and (h) dividends or and other distribution payments from Your Subsidiaries to You.

•	Subsidiaries. If at any time, You create or acquire any Subsidiary, You and such Subsidiary shall promptly notify Us of the creation or acquisition of such new Subsidiary and take all such action as We may reasonably require to cause such Subsidiary to guaranty the Secured Obligations and grant a continuing pledge and security interest in and to the assets of such Subsidiary, and You shall grant and pledge to Us a first priority, perfected security interest in the stock, units or other evidence of ownership of such Subsidiary, provided, however, that no Subsidiary that is organized in a jurisdiction other than the United States or any state thereof shall be required to guaranty the Secured Obligations or grant a security interest in its assets, nor shall You be required to pledge more than 65% of the voting capital stock of any such Subsidiary if You determine in good faith granting the guaranty, security agreement or a pledge of more than 65% of the voting capital stock shall create an adverse tax situation.

•	Subordinated Indebtedness. You shall not (a) prepay, redeem or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness (other than in the ordinary course of business, advances on the account of the credit line to Bridge Bank N.A or the Advances), and You shall not make or permit any payment on any Subordinated Indebtedness, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Indebtedness is subject, or (b) amend any provision in any document relating to the Subordinated Indebtedness which would adversely affect the subordination thereof to Secured Obligations owed to Us.

13. YOU AGREE TO INDEMNIFY AND PROTECT US

You agree to indemnify and hold Us, Our officers, directors, employees, agents, attorneys, representatives and shareholders harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal), that may be instituted or asserted against or incurred by Us or any such Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated or any actions or failures to act in connection with, or arising out of the disposition or utilization of the Collateral, excluding in all cases, claims, costs, expenses, damages and liabilities resulting from Our gross negligence or willful misconduct.

14. WHAT AN EVENT OF DEFAULT IS

The occurrence of any one or more of the following events shall constitute an “Event of Default” under this Agreement:

•	Payment. You do not pay any principal, interest, fees, costs or other Secured Obligations under this Agreement, the Promissory Notes or any of the other related Loan Documents when due (or in the event of a failure by Us to initiate an ACH transaction or failure in the ACH system unrelated to You, two (2) business days after We have provided notice of same); or

•	Covenant. You fail to perform any covenant or Secured Obligations under this Agreement, the Promissory Notes or any of the other related Loan Documents, and You fail to cure such breach (to the extent that such breach is capable of being cured) within ten (10) days after the earlier of (i) Our giving You written notice or (ii) Your actual knowledge of such default; or

•	Misrepresentations. You make any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Us or to induce Us to enter this Agreement, any other Loan Document, or any Excluded Agreement, and such representation, warranty, or other statement is incorrect in any material respect when made, provided, however, that such materiality qualifier shall not be applicable to any representation, warranty or statement that already is qualified or modified by materiality in the text thereof, or

•	Bankruptcy; Attachment; Other.

•	You (i) assign Your assets for the benefit of Your creditors without Our prior written consent, (ii) are unable to pay Your debts as they become due, or You become unable to pay or perform Your obligations under the Loan Documents or Warrant Agreements, (iii) file a voluntary petition in bankruptcy, (iv) file any petition, answer, or document seeking for Yourself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances, without our prior written consent, (v) seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Yours or of all or any substantial part of Your assets or property, (vi) cease operation of Your business as Your business has normally been conducted, without our prior written consent, or terminate substantially all of Your employees, or (vii) You or Your directors or majority shareholders shall take any action initiating any of the foregoing actions described in this paragraph; or

•	Either (i) forty-five (45) days shall have expired after the commencement of an involuntary action against You seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation , without such action being dismissed or all orders or proceedings there under affecting Your operations or the business being stayed; or (ii) a stay of any such order or proceeding shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) You shall file any answer admitting or not contesting the material allegations of a petition filed against You in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or

•	Forty-five (45) days shall have expired after the appointment, without Your consent or acquiescence, of any trustee, receiver or liquidator of Yours or of all or any substantial part of Your properties without such appointment being vacated; or

•	Agreements with Us. The occurrence of any default under any other Loan Document, any Excluded Agreement, or any other agreement between You and Us (other than any default embodied in or covered by any clause of this Section 14) and such default continues for more than twenty (20)days after the earlier of (i) Our giving notice of such default to You, or (ii) Your having actual knowledge of such default; or

•	Other Agreements. The occurrence of any default (other than any default embodied in or covered by any other clause of this Section 14) under any lease, loan, or other agreement or obligation of Yours involving any defaulted obligation which aggregates more than $100,000, which default permits the holder of such obligation to accelerate the maturity of such obligation; or

•	Judgments. The entry of any final judgment or arbitration award against You (i) involving an award in excess of $100,000 that is not covered by insurance by a solvent insurance carrier that has confirmed coverage in writing and such judgment remains unsatisfied or unstayed for a period of thirty (30) consecutive days as of the due and final date; or (ii) in which You are enjoined, restrained or in any way prevented from conducting all or any material part of Your business or affairs.

15. WHAT HAPPENS UPON AN EVENT OF DEFAULT

If an Event of Default has occurred and is continuing, We can at Our option, and without notice to You:

•	Terminate our commitment to make any future Advances under this Agreement;

•	Terminate Our obligation to permit the principal, interest, fees, costs or other amounts owed by You to Us to remain outstanding;

•	Recover all sums due and accelerate and demand payment of all or any part of the principal, interest, fees, costs or other amounts owed by You to Us and declare them to be immediately due and payable (provided, that upon the occurrence of a default of the type described in Section 14, Paragraph 4, the Promissory Notes and all of the principal, interest, fees, costs or other amounts owed by You to Us shall automatically be accelerated and made immediately due and payable, in each case without any further notice or act). Upon and after an Event of Default, the unpaid principal and accrued interest on the Promissory Notes and advances and all outstanding principal, interest, fees, costs or other amounts owed by You to Us, including all professional fees and expenses, shall thereafter bear interest at the Default Rate;

•	As long as there are any due principal, interest, fees costs or other amount owed by You to US, settle or adjust disputes and claims directly with Your account debtors for amounts, upon terms and in whatever order that We reasonably consider to be advisable;

•	As long as there are any due principal, interest, fees costs or other amount owed by You to US, enter Your premises, with notice and process of law and in compliance with Your security requirements, to remove and repossess the Collateral without being liable to You for damages due to the repossession, except those resulting from Our or Our assignees’ negligence and charge You for the cost of repossession, storing and shipping the Collateral. With respect to any of premises that You own, You hereby grant to Us a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Our rights or remedies provided herein, at law, in equity, or otherwise; and

•	As long as there are any due principal, interest, fees costs or other amount owed by You to US, pursue any other remedy permitted by law, equity or otherwise.

As long as there are any due principal, interest, fees costs or other amount owed by You to US, We may exercise all rights and remedies with respect to the Collateral under this Agreement or the other Loan Documents or otherwise available to Us under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. You hereby grant to Us a license, exercisable only upon the occurrence and during the continuance of an Event of Default and provided that there are any due principal, interest, fees costs or other amount owed by You to US, to use, without charge, Your labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral. In connection with Our exercise of Our rights under this paragraph, each of Your rights under all licenses and all franchise agreements shall inure to Our benefit. All Our rights and remedies shall be cumulative and not exclusive.

In addition to the power of attorney granted in Section 12, effective only upon the occurrence and during the continuance of an Event of Default and provided that there are any due principal, interest, fees costs or other amount owed by You to US, You hereby irrevocably appoint Us (and any of Our designated officers, agents, attorneys or employees) as Your true and lawful attorney to: (a) send requests for verification of Receivables or notify account debtors of Our security interest in the Receivables; (b) endorse Your name on any checks or other forms of payment or security that may come into Our possession; (c) sign Your name on any invoice or bill of lading relating to any Receivable, drafts against account debtors, schedules and assignments of Receivables, verifications of Receivables, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to Your policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which We determine to be reasonable. Our appointment as Your attorney in fact, and each and every one of Our rights and powers, being coupled with an interest, is irrevocable until all of the Secured Obligations have been fully repaid and performed and Our obligation to provide Advances hereunder is terminated at which time such appointment shall automatically be terminated.

16. WHAT HAPPENS IF YOU ARE IN DEFAULT AND WE EXERCISE OUR REMEDIES

If an Event of Default has occurred and is continuing and provided that there are any due principal, interest, fees costs or other amount owed by You to US, We may, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as We may elect. Any such sale may be made either at public or private sale at Your place of business or elsewhere. You agree that any such public or private sale may occur upon our ten (10) calendar days’ prior written notice to You. We may require You to assemble the Collateral and make it available to Us at a place We designate that is reasonably convenient to Us. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied in the following order of priorities:

First, to Us in an amount sufficient to pay in full Our costs and professionals’ and advisors’ fees and expenses;

Second, to Us in an amount equal to the then unpaid amount of all the principal, interest, fees, costs or other amounts owed by You to Us, in such order and priority as We may choose in Our sole discretion; and

Finally, after the full, final, and indefeasible payment in Cash of all of the principal, interest, fees, costs or other amounts owed by You to Us, to any creditor holding a junior Lien on the Collateral, or to You or Your representatives or as a court of competent jurisdiction may direct.

17. RESERVED.

[This Section Reserved.]

18. DOCUMENTS YOU WILL PROVIDE US

Upon signing this Loan You will provide Us with:

•	Executed originals of this Agreement, and all other documents and instruments that We may reasonably require;

•	Secretary’s certificate of incumbency and authority;

•	Certified copy of resolutions of Your board of directors approving this Agreement and the associated Warrant Agreement;

•	Certified copy of Certificate of Incorporation and By-Laws as amended through the date that the Parties enter into this Agreement;

•	A certificate of good standing from Your state of incorporation and similar certificates from all other jurisdictions where You do business and where the failure to be qualified would have a Material Adverse Effect;

•	The original fully-executed Pledge Agreement between The Parties with respect to the pledge of 65% of the equity interests in the Israeli Subsidiary (the “Pledge Agreement”), together with the completed resolutions or other evidence of approval from the Israeli Subsidiary

•	Payment of the Facility Fee as denoted on Page 1 of this document; and

•	Any such other documents as We may reasonably request in order to consummate the transaction under this Agreement.

So long as there are any unpaid principal, interest, fees, costs or other amounts owed by You to Us, or We have any obligation to make any additional Advances, You shall provide Us with:

Financial Statements. Within thirty (30) days after the end of each month, You will provide Us with (a) an unaudited income statement, statement of cash flows, and an unaudited balance sheet prepared in accordance with GAAP (except for the absence of footnotes and subject to year-end adjustments) accompanied by a report detailing any material contingencies. Within one hundred eighty (180) days of the end of each fiscal year end or as soon as prepared but no later than two hundred seventy (270) days, You will provide Us with audited financials statements accompanied by an audit report and an unqualified opinion of the independent certified public accountants. Notwithstanding the foregoing, the fiscal year 2011 audited financials statements shall be provided upon completion. Within ten (10) days after approval by Your Board of Directors, You will provide Us a budget and business plan for the next fiscal year, including projections of Your total revenue for such fiscal year on a quarterly basis that have been approved by Your board of directors. You will provide Us any additional information (including, but not limited to, tax returns, income statements, balance sheets and names of principal creditors) as We reasonably believe are necessary to evaluate Your continuing ability to meet financial obligations. These statements should be emailed to Us at financials@triplepointcapital.com, or upon Our prior approval, facsimiled or mailed to Us at the address listed on Page 1 of this Agreement.

Certificate of Compliance. Within five (5) business days after the end of each calendar year quarter, You will provide Us with a Certificate of Compliance in the form attached as Exhibit D.

19. RESERVED

[This Section reserved.]

20. OTHER LEGAL PROVISIONS YOU WILL ABIDE BY

Continuation of Security Interest. This is a continuing agreement and the grant of the security interest and Lien hereunder shall remain in full force and effect and all of Our rights, powers and remedies shall continue to exist until all of the principal, interest, fees, costs or other amounts owed by You to Us are fully and finally paid in cash and We have no further obligation to make Advances. We shall (i) file a termination statement and provide proof of filing to You (or authorize You to make such filing) immediately after the full and final payment in cash of all of the principal, interest, owed by You to Us hereunder, (ii) terminate all security interests granted in connection with this Agreement and deliver all necessary documentation to evidence such termination, and (iii) return to You, without recourse except for Our acts, all Collateral in Our possession. Our rights, powers and remedies shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to Our other rights, powers and remedies.

Entire Agreement. This Agreement, the Loan Documents and associated Promissory Notes supersede all other oral or written agreements or understandings between the Parties concerning the Collateral. ANY AMENDMENT OF THIS AGREEMENT OR A PROMISSORY NOTE MAY ONLY BE ACCOMPLISHED THROUGH A DOCUMENT EXECUTED BY BOTH OF THE PARTIES.

Headings. Headings used in this Agreement are for reference and convenience of the Parties only and shall have no substantive effect in the interpretation of this Agreement.

No Waiver. No action taken by Us or You will be deemed to constitute a waiver of compliance with any representation, warranty or covenant contained in this Agreement or Promissory Note. The waiver by Us of a breach of any provision of this Agreement or a Promissory Note will not operate or be construed as a waiver of any subsequent breach.

Survival of Obligations. The indemnification, obligations, representations and warranties, and confidentiality provisions contained in this Agreement, any Promissory Note or in any document delivered in connection with those agreements are for the benefit of the Parties and survive the execution, delivery, expiration or termination of this Agreement.

Tax Indemnification. Without limiting the generality of Section 13, You agree to pay, and to hold Us harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales, or other similar taxes (excluding taxes imposed on or measured by Our net income) that may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this agreement.

Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on You and Your permitted assigns (if any). You shall not assign Your obligations under this Agreement, the Promissory Notes or any of the other Loan Documents without Our express prior written consent, and any such attempted assignment shall be void and of no effect You acknowledge and understand that, We may sell and assign all or part of Our interest hereunder and under the Promissory Note(s) and all other related Loan Documents to any person or entity to be known as assignee. After such assignment the term “We” “Us” and “Our” as used in the Loan Documents will mean and include such assignee, and such assignee will be vested with all Our rights, powers and remedies hereunder and shall have Our duties with respect to the interest that We have transferred; but with respect to any such interest not so transferred, We shall retain all rights, powers and remedies and remain obligated for Our duties. No such assignment by Us will relieve You of any of Your obligations provided that Your obligation to make payments shall run to the assignee and not to Us to the extent of any such transfer of Our interest. We agree that in the event of any transfer of the Promissory Note(s), We will denote on the Promissory Note a notation as to the portion of the principal and interest of the Promissory Note(s), which shall have been paid at the time of such transfer and the date of the transfer.

Consent To Jurisdiction And Venue. All judicial proceedings arising in or under or related to this Agreement, the Promissory Notes or any of the other Loan Documents may be brought in any state or federal court of competent jurisdiction located in the State of California. By execution and delivery of this agreement, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in San Mateo County, State of California; (b) waives any objection as to jurisdiction or venue in San Mateo County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this agreement, the Promissory Notes or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this agreement shall be effective if given in accordance with the requirements for notice set forth in this Section, and shall be deemed effective and received as set forth therein. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

Mutual Waiver Of Jury Trial; Judicial Reference. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the Parties wish applicable state and federal laws to apply (rather than arbitration rules), the Parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF THE PARTIES SPECIFICALLY WAIVES ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY YOU AGAINST US OR OUR ASSIGNEE OR BY US OR OUR ASSIGNEE AGAINST YOU. IN THE EVENT THAT THE FOREGOING JURY TRIAL WAIVER IS NOT ENFORCEABLE, ALL CLAIMS, INCLUDING ANY AND ALL QUESTIONS OF LAW OR FACT RELATING THERETO, SHALL, AT THE WRITTEN REQUEST OF ANY PARTY, BE DETERMINED BY JUDICIAL REFERENCE PURSUANT TO THE CALIFORNIA CODE OF CIVIL PROCEDURE (“REFERENCE”). THE PARTIES SHALL SELECT A SINGLE NEUTRAL REFEREE, WHO SHALL BE A RETIRED STATE OR FEDERAL JUDGE. IN THE EVENT THAT THE PARTIES CANNOT AGREE UPON A REFEREE, THE REFEREE SHALL BE APPOINTED BY THE COURT. THE REFEREE SHALL REPORT A STATEMENT OF DECISION TO THE COURT. NOTHING IN THIS SECTION SHALL LIMIT THE RIGHT OF ANY PARTY AT ANY TIME TO EXERCISE LAWFUL SELF-HELP REMEDIES, FORECLOSE AGAINST COLLATERAL OR OBTAIN PROVISIONAL REMEDIES. THE PARTIES SHALL BEAR THE FEES AND EXPENSES OF THE REFEREE EQUALLY UNLESS THE REFEREE ORDERS OTHERWISE. THE REFEREE SHALL ALSO DETERMINE ALL ISSUES RELATING TO THE APPLICABILITY, INTERPRETATION, AND ENFORCEABILITY OF THIS SECTION. THE PARTIES ACKNOWLEDGE THAT THE CLAIMS WILL NOT BE ADJUDICATED BY A JURY. THIS WAIVER EXTENDS TO ALL SUCH CLAIMS, INCLUDING CLAIMS THAT INVOLVE PERSONS OTHER THAN YOU AND US; CLAIMS THAT ARISE OUT OF OR ARE IN ANY WAY CONNECTED TO THE RELATIONSHIP BETWEEN YOU AND US; AND ANY CLAIMS FOR DAMAGES, BREACH OF CONTRACT, SPECIFIC PERFORMANCE, OR ANY EQUITABLE OR LEGAL RELIEF OF ANY KIND, ARISING OUT OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY OF THE WARRANT AGREEMENTS.

Professional Fees. Your promise to pay any and all reasonable professional fees and expenses incurred by Us after the execution of this Agreement in connection with or related to: the Secured Obligations, the administration, collection or enforcement of the Secured Obligations; amendment or modification of the Loan Documents and the Excluded Agreements that You have requested; any waiver, consent, release, or termination under the Loan Documents or Excluded Agreements that You have requested other than in accordance with the terms of such Loan Documents or Excluded Agreements; the protection, preservation, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral in connection with any Event of Default; or any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to the Loan Documents, and any appeal or review thereof; and any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to You, the Collateral, the Loan Documents, or the Warrant Agreements, including representing Us in any adversary proceeding or contested matter commenced or continued by or on behalf of Your estate, and any appeal or review thereof, all in connection with any Event of Default. Our professional fees and expenses shall include reasonable fees or expenses for Our attorneys, accountants, auctioneers, liquidators, appraisers, investment advisors, environmental and management consultants, or experts engaged by Us in connection with the foregoing. Your promise to pay those of Our reasonable professional fees and expenses is part of the Secured Obligations under this Agreement. Legal fees in connection with the negotiation of this Agreement prior to the Closing Date shall not exceed $5,000.

Revival of Secured Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against You for liquidation or reorganization, if You become insolvent or make an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of Your assets, or if any payment or transfer of Collateral is recovered from Us. The Loan Documents, the Secured Obligations and Our Lien on the Collateral shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Us, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Us or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, as mentioned in the aforesaid sentence, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Us in cash.

Notices. Any notice, request or other communication to either party by the other will be given in writing and deemed received upon the earlier of (1) actual receipt or (2) 3 days after mailing if mailed postage prepaid by regular or airmail to Us or You, at the address set out on Page 1 of this Agreement, (3) 1 day after it is sent by courier or overnight delivery

Applicable Law. This Agreement and any Promissory Note will have been made, executed and delivered in the state of California and will be governed and construed for all purposes in accordance with the laws of the state of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all such counterparts together constitute one and the same instrument.

Signatures. This Agreement and any Promissory Note may be executed and delivered by facsimile or transmitted electronically in either Tagged Image Format Files (“TIFF”) or Portable Document Format (“PDF”) and, upon such delivery, the facsimile, TIFF or PDF signature, as applicable, will be deemed to have the same effect as if the original signature had been delivered to the other party.

Confidentiality. All information (other than any such information contained in periodic reports filed by You with the Securities and Exchange Commission) disclosed by You to Us that is marked “Confidential” shall be considered confidential for purposes of this Agreement. In handling any confidential information, We will exercise the same degree of care that We exercise for Our own proprietary information, but disclosure of information may be made (i) to Our subsidiaries or affiliates in connection with their business with You that are under confidentiality obligations towards You, (ii) to prospective transferees or purchasers of any interest in the Loans who have agreed to the terms of this provision, (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Our examination or audit and (v) as We consider appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Our possession when disclosed to Us, or becomes part of the public domain after disclosure to Us; or (b) is disclosed to Us by a third party, if we do not know that the third party is prohibited from disclosing the information. Notwithstanding the above, We may, with Your prior written consent use Your company name and logo for advertising, promotional and marketing purposes only. Such use may reference the type of credit facility but will not indicate the amount of the credit facility without Your prior written approval.

Termination. Upon Your written request and Your satisfaction in full of all Obligations (other than inchoate indemnity obligations), if any, Our commitment to extend credit under this Agreement will terminate, the security interest granted herein and under the Loan Documents shall terminate and this Agreement and the other Loan Documents (other than the Warrant) shall terminate, except for any inchoate indemnity obligations under Section 13 of this Agreement. Upon such termination, We will promptly file all necessary UCC termination statements within three (3) business days and if such UCC termination statements have not been filed by Us in such time then We hereby authorize You to file any UCC termination statements necessary to effect such termination and We will execute and deliver to You any additional documents or instruments as You shall reasonably request to evidence the termination of the security interest granted herein and the termination of this Agreement.

21. DEFINITIONS

Capitalized terms used in this agreement shall have the following meanings:

“Account” means any “account,” as such term is defined in the UCC, which You now own or acquire in or which You now hold or acquire any interest and in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) that You now own, receive or acquire by or belonging or owing to You (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services that You render or from any other transaction, whether or not the same involves the sale of goods or services by You (including, without limitation, any such obligation that may be characterized as an account or contract right under the UCC) and all of Your rights in, to and under all purchase orders or receipts now owned or acquired by You for goods or services, and all of Your rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to You under all purchase orders and contracts for the sale of goods or the performance of services or both by You or in connection with any other transaction (whether or not yet earned by performance on the part of You), now in existence or occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any person with respect to any of the foregoing.

“Advance” has the meaning given to it in Section 1.

“Advance Request” means any request for an Advance to be executed and delivered from time to time by You to Us in the form attached to this Agreement as Exhibit B.

“Affiliate” means, with respect to any Person, any Person that owns ten percent (10%) or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and partners, and members.

“Cash” means all cash, money, currency, and liquid funds, wherever held, which You own now, hold or acquire any right, title, or interest in.

“Chattel Paper” means any “chattel paper,” as such term is defined in the UCC, now owned or acquired by You or in which You now hold or acquire any interest.

“Closing Date” means May    , 2012.

“Collateral” has the meaning given to it in Section 8.

“Commitment Increase Request Notice” has the meaning given to it in Section 3.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration now owned or hereafter acquired by You or in which You now hold or hereafter acquire any interest.

“Copyrights” means all of the following now owned or acquired by You or in which Your now hold or acquire any interest: (i) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof, or of any other country; (ii) all registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (iii) all continuations, renewals or extensions; and (iv) any registrations to be issued under any pending applications.

“Default” means any event that, with the passage of time or notice or both would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning given to it in Section 7.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, now owned or acquired by You or in which You now hold or acquire any interest.

“Documents” means any “documents,” as such term is defined in the UCC, now owned or acquired by You or in which You now hold or acquire any interest.

“Equipment” means any “equipment,” as such term is defined in the UCC, and any and all additions, upgrades, substitutions and replacements of any of the foregoing, together with all attachments, components, parts, accessions and accessories installed thereon or affixed thereto, now owned or hereafter acquired by You or in which You now hold or acquire any interest.

“Event of Default” has the meaning given to it in Section 14.

“Excluded Agreements” means (i) any Warrant Agreement, and (ii) any stock purchase agreement, options, or other warrants to acquire, or agreements governing the rights of, any capital stock or other equity security, or any common stock, preferred stock, or equity security issued to or purchased by Us or Our nominee or assignee.

“Fixtures” means any “fixtures,” as such term is defined in the UCC, together with all Your right, title and interest in and to all extensions, improvements, betterments, renewals, substitutes, and replacements of, and all additions and appurtenances to any of the foregoing property, now owned or hereafter acquired by You or in which You now hold or acquire any interest.

“French Subsidiary” means Varonis France SAS, a company organized under the laws of France.

“GAAP” means generally accepted accounting principles, consistently applied, as in effect from time to time.

“General Intangibles” means any “general intangibles,” as such term is defined in the UCC, and, in any event, includes proprietary or confidential information (other than Intellectual Property); business records and materials (other than Intellectual Property); customer lists; interests in partnerships, joint ventures, corporations, limited liability companies and other business associations; permits; claims in or under insurance policies (including unearned premiums and retrospective premium adjustments); and rights to receive tax refunds and other payments and rights of indemnification, now owned or acquired by You or in which You may now or hereafter have any interest.

“German Subsidiary” means Varonis Systems (Deutschland) GmbH, a company organized under the laws of Germany.

“Goods” means any “goods,” as such term is defined in the UCC, now owned or hereafter acquired by You or in which You now hold or acquire any interest.

“Indebtedness” means, of any Person, at any date, without duplication and without regard to whether matured or unmatured, absolute or contingent: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services; (iv) all obligations of such Person as lessee under capital leases; (v) all obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance, or similar instrument, whether drawn or undrawn; (vi) all obligations of such Person to purchase securities which arise out of or in connection with the sale of the same or substantially similar securities; (vii) all obligations of such Person to purchase, redeem, exchange, convert or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, except to the extent that such obligations remain performable solely at the option of such Person; (viii) all obligations to repurchase assets previously sold (including any obligation to repurchase any accounts or chattel paper under any factoring, receivables purchase, or similar arrangement); (ix) obligations of such Person under interest rate swap, cap, collar or similar hedging arrangements; and (x) all obligations of others of any type described in clause (i) through clause (ix) above guaranteed by such Person.

“Instruments” means any “instrument,” as such term is defined in the UCC, now owned or hereafter acquired by You or in which You now hold or acquire any interest.

“Intellectual Property” means all Copyrights; Trademarks; Patents; Licenses; source codes; trade secrets; inventions (whether or not patented or patentable); technical information, processes, designs, knowledge and know-how; data bases; models; drawings; websites, domain names, and URL’s, and all applications therefore and reissues, extensions, or renewals thereof; together with the rights to sue for past, present, or future infringement of Intellectual Property and goodwill associated with the foregoing.

“Inventory” means any “inventory,” as such term is defined in the UCC, now owned or acquired by You or in which You now hold or acquire any interest, and, in any event, shall include, without limitation, all Goods and personal property that are held by or on Your behalf for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process or materials used or consumed or to be used or consumed in Your business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not the same is in transit or in Your constructive, actual or exclusive possession or is held by others for Your account, including, without limitation, all property covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all such property that may be in the possession or custody of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other Persons.

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interest or other securities) of any Person, or any loan, advance or capital contribution to any Person.

“Investment Property” means any “investment property,” as such term is defined in the UCC, and includes any certificated security, uncertificated security, money market funds, bonds, mutual funds, and U.S. Treasury bills and notes now owned or hereafter acquired by You or in which You now hold or acquire any interest.

“Israeli Subsidiary” means Varonis Systems Ltd., a company organized under the laws of Israel.

“Letter of Credit Rights” means any “letter of credit rights,” as such term is defined in the UCC, now owned or acquired by You or in which You now hold or acquire any interest, including any right to payment under any letter of credit.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or acquired by You or in which You now hold or acquire any interest and any renewals or extensions thereof.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

“Loan Documents” means this Agreement, the Promissory Notes, all UCC Financing Statements, and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, including those documents described on the Schedule of Documents, as the same may from time to time be amended, modified, supplemented or restated; provided, that the Loan Documents shall not include any of the Excluded Agreements.

“Material Adverse Effect” means a material adverse effect on (i) Your business, operations, properties, assets or condition (financial or otherwise), (ii) Your ability to perform the Secured Obligations in accordance with the terms of the Loan Documents or Our ability to enforce any of Our rights and remedies with respect to the Secured Obligations in accordance with the terms of the Loan Documents, or (iii) the Collateral or Our Liens on the Collateral or the priority of such Liens.

“Merger Event” means (i) any reorganization, consolidation or merger (or similar transaction or series of transactions) by You with or into any other Person (other than Your wholly-owned subsidiaries merging into You where You are the surviving entity); (ii) any transaction, including the sale or exchange of outstanding shares of Your capital stock, in which the holders of Your outstanding capital stock immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain capital stock representing at least 50.0% of the voting power of the surviving corporation of such transaction or series of related transactions (or the parent corporation of such surviving corporation if such surviving corporation is wholly owned by such parent corporation), in each case without regard to whether You are the surviving corporation, or (iii) the sale, license or other disposition of all or substantially all of Your assets.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending in which agreement You now hold or acquire any interest.

“Patents” means all of the following property now owned or acquired by You or in which You now hold or acquire any interest: (a) all letters patent of, or rights corresponding thereto, in the United States or any other county, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto in, the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, continuations, continuations-in-part or extensions thereof; (c) all petty patents, divisionals, and patents of addition; and (d) all patents to be issued under any such applications.

“Permitted Indebtedness” means (a) Indebtedness of You in favor of Us; (b) Indebtedness existing at the Closing Date and disclosed on Schedule 1; (c) Indebtedness consisting of intercompany loans and advances made by You to any Subsidiary; provided, that: (1) such Subsidiary shall have executed and delivered to You a demand note (the “Intercompany Note”) to evidence any such intercompany Indebtedness owing at any time by Subsidiary to You, which Intercompany Note shall be in form reasonably acceptable to Us and shall be pledged and delivered to Us pursuant as additional Collateral for the Obligations; (2) each of You and such Subsidiary shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Us; (3) at the time any such intercompany loan or advance is made by You to such Subsidiary and after giving effect thereto, each of You and such Subsidiary shall be Solvent; and (4) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan; (d) Indebtedness incurred for the acquisition of supplies or inventory or for payment of services on normal trade credit in the ordinary course of business; (e) Indebtedness under the Working Capital Loan Facility; (f) Subordinated Indebtedness; (g) Indebtedness secured by a lien described in clause (v) of the defined term “Permitted Liens”, provided such Indebtedness does not exceed the cost of the specific Equipment financed (h) Indebtedness not otherwise permitted by Section 12, Paragraph 8, in an aggregate amount outstanding not to exceed Five Hundred Thousand Dollars $500,000 in any fiscal year; and (i) extensions, refinancings, modifications, amendments and restatements of any item of Permitted Indebtedness described in clauses (a) though (g) above, provided that the principal amount thereof is not increased.

“Permitted Investment” means (a) Investments that are in existence on the Closing Date in any Subsidiary and other Investments and are disclosed on Schedule 1; (b) Investments in domestic certificates of deposit issued by, and other domestic investments with, financial institutions organized under the laws of the United States or a state thereof, having at least One Hundred Million Dollars ($100,000,000) in capital and a rating of at least “investment grade” or “A” by Moody’s or any successor rating agency; (c) Investments in marketable obligations of the United States of America and in open market commercial paper given the highest credit rating by a national credit agency and maturing not more than one year from the creation thereof; (d) so long as no Event of Default has occurred and is continuing, temporary advances to employees to cover incidental expenses to be incurred in the ordinary course of business, in an aggregate outstanding amount not to exceed $150,000 at any time; (e) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; (f) Investments in joint ventures, strategic alliances, licensing and similar arrangements customary in Your industry and which do not require You to assume or otherwise become liable for the obligations of any third party not directly related to or arising out of such arrangement or, without the prior written consent of Us, require You to transfer ownership of non-cash assets to such joint venture or other entity; (g) Investments in Your Subsidiaries otherwise permitted hereunder, (h) Investments consisting of loans to employees, consultants or directors relating to the purchase of equity securities of You pursuant to employee stock purchase plans or agreements approved by Your Board of Directors so long as the aggregate outstanding amounts of such loans does not exceed $150,000 at any time; (i) Investments consisting of deposit and investment accounts of which We have a perfected security interest in; (j) Investments accepted in connection with Transfers permitted by Section 12, Paragraph 9; (k) Investments permitted by Your investment policy as approved by Your Board of Directors, provided such investment policy and any amendment has been approved by Us, such approval not be unreasonably withheld; (l) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; (m) Investments arising from the endorsement of instruments in the ordinary course of business (n) Investments consisting of notes receivable or, prepaid royalties and other credit obligations to customers and suppliers who are not Affiliates, in the ordinary course of business; (o) Investments in derivative instrument arrangements to hedge a portion of Your or Your Subsidiaries anticipated expenses in new Israeli shekel (NIS), British Pound (GBP) and EUR, and (p) other Investments not otherwise permitted by Section 12, Paragraph 10, not exceeding Two Thousand Fifty Dollars ($250,000) in cash in the aggregate outstanding at any time.

“Permitted Liens” means any and all of the following: (i) Liens in Our favor; (ii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided that such Liens do not have priority over any of Our Liens and You maintain adequate reserves in accordance with GAAP; (iii) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of Your business and imposed without action of such parties, provided that the payment thereof is not yet required; (iv) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (v) purchase money Liens and Liens in connection with capital leases (a) on Equipment acquired or held by You and incurred for financing the acquisition or leasing of the Equipment, or (b) existing on Equipment when acquired, if, in either case (a) or (b), the Lien is confined to the Equipment and proceeds of the Equipment, (vi) the following deposits, to the extent made in the ordinary course of Your business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (vii) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums; (viii) first priority Liens in favor of the Working Capital Lender arising under the Working Capital Loan Facility on Accounts and identifiable cash proceeds thereof residing in a lockbox deposit account associated therewith and such lockbox deposit account, and a limited lien on the Intellectual Property if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in Working Capital Lender’s Rights to Payment (as defined in the Working Capital Loan Facility and a second lien on all other Collateral; (ix) Liens with respect to Leases or subleases and licenses or sublicenses granted in the ordinary course business; (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods; (xi) Liens in favor of financial institutions arising in connection with deposit or securities accounts held at such financial institutions, provided that such Liens only secure fees and service charges associated with such accounts; (xii) Liens existing at the Closing Date and disclosed on Schedule 1; (xiii) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (i), (vii) and (viii) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Proceeds” means “proceeds,” as such term is defined in the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, Cash or other proceeds payable to You from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to You from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to You from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) the proceeds, damages, or recovery based on any claim of Yours against third parties (i) for past, present or future infringement of any Copyright, Patent or Patent License, or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License; and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Receivables” means (i) all of Your Accounts, Instruments, Documents, Cash, Chattel Paper, Supporting Obligations, letters of credit, proceeds of a letter of credit, proceeds of a letter of credit, and Letter of Credit Rights, and (ii) all customer lists, software, and related business records.

“Secured Obligations” means Your obligation to repay to Us all Advances (whether or not evidenced by any Plain English Promissory Note), together with all principal, interest, fees, costs, professional fees and expenses, or other liabilities or obligations for monetary amounts owed by You to Us, including the indemnity and insurance obligations in Section 10 hereof and including such amounts as may accrue or be incurred before or after default or workout or the commencement of any liquidation, dissolution, bankruptcy, receivership or reorganization by or against You, whether due or to become due, matured or un-matured, liquidated or un-liquidated, contingent or non-contingent, and all covenants and duties of any kind or nature, present or future, arising under this agreement, the notes, or any of the other Loan Documents, as the same may from time to time be amended, modified, supplemented or restated, whether or not such obligations are partially or fully secured by the value of Collateral; provided, that the Secured Obligations shall not include any of Your Indebtedness or obligations arising under or in connection with the Excluded Agreements or any other agreement between You and Us.

“Subordinated Indebtedness” means Indebtedness (i) approved by Us and (ii) subordinated to the Secured Obligations on terms and conditions acceptable to Us, including without limiting the generality of the foregoing, subordination of such Indebtedness in right of payment to the prior payment in full of the Secured Obligations, the subordination of the priority of any Lien at any time securing such Indebtedness to Our Liens in Your assets and properties, and the subordination of the rights of the holder of such Indebtedness to enforce its junior Lien following an Event of Default hereunder pursuant to a written subordination agreement approved by Us.

“Subsidiary” means any corporation, partnership or limited liability company or joint venture in which (i) any general partnership interest or (ii) more than 50% of the stock, limited liability company interest or joint venture of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by Borrower, either directly or through an Affiliate.

“Supporting Obligations” means any “supporting obligations,” as such term is defined in the UCC, now owned or acquired by You or in which You now hold or hereafter acquire any interest.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration now owned or hereafter acquired by You or in which You now hold or hereafter acquire any interest.

“Trademarks” means all of the following property now owned or hereafter acquired by You or in which You now hold or hereafter acquire any interest: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (b) reissues, extensions or renewals thereof.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Secured Party’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions. Unless otherwise defined herein or in the other Loan Documents terms that are defined in the UCC and used herein or in the other Loan Documents shall have the meanings given to them in the UCC.

“UK Subsidiary” means Varonis UK Ltd., a company organized under the laws of the United Kingdom.

“Warrant Agreement” means either the Warrant Agreement dated as of the date hereof between the Parties issued in connection with this Agreement or any other Warrant Agreement between the Parties issued in connection with this Agreement.

“Working Capital Lender” has the meaning given to it in Section 8.

“Working Capital Loan Facility” has the meaning given to it in Section 8.

Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. The terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole, including all Exhibits, Annexes and Schedules, and not to any particular Section, subsection or other subdivision.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation,” the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by this Agreement and the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied.

(Signatures to Follow)

IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the day and year first above written.

BORROWER:	You:	VARONIS SYSTEMS, INC.

	Signature:	/s/ Yakov Faitelson

	Print Name:	Yakov Faitelson

	Title:	CEO

Accepted in Menlo Park, California:

LENDER:	Us:	TRIPLEPOINT CAPITAL LLC

	Signature:	/s/ Sajal Srivastava

	Print Name:	Sajal Srivastava

	Title:	COO

[SIGNATURE PAGE TO PLAIN ENGLISH GROWTH CAPITAL LOAN AND SECURITY AGREEMENT]

Table of Exhibits and Schedules

Exhibit A	Promissory Note

Exhibit B	Advance Request

Exhibit C	Certificate of Perfection

Exhibit D	Certificate of Compliance

Schedule 1	Indebtedness

Schedule 2	Schedule of Documents

EXHIBIT A

PLAIN ENGLISH PROMISSORY NOTE

This is a Plain English Promissory Note dated                     , 20     by and between TRIPLEPOINT CAPITAL LLC AND VARONIS SYSTEMS, INC. The words “We”, “Us”, “Our”, refer to the Lender, which is TRIPLEPOINT CAPITAL LLC. The words “You” or “Your” refers to the Borrower, which is VARONIS SYSTEMS, INC. and not any individual. The words “Parties” refers to both, TRIPLEPOINT CAPITAL LLC AND VARONIS SYSTEMS INC.

PROMISSORY NOTE INFORMATION
Facility Name Growth Capital Loan Facility	Facility Number [0489-GC-02] [0489-GC-03]	Promissory Note Number 0489-GC-[02/03]-

Principal Amount $	Loan Term 48 months (Months 1- , interest only)	Interest Rate Prime + 6.25%

Payment Amount Months 1- , interest only; Months - 48: $	End of Term Payment $[2.5%], subject to adjustment	Advance Payment $[Last monthly payment] Interim Payment $[ ]

Funding Date , 200	First Payment Date , 200	Maturity Date , 200

CONTACT INFORMATION

Name TriplePoint Capital LLC	Address For Notices 2755 Sand Hill Road, #150 Menlo Park, CA 94025 Tel: (650) 854-2090 Fax: (650) 854-1850	Contact Person Sajal Srivastava, COO Tel: (650) 854-2090 Fax: (650) 854-1850 email: legal@triplepointcapital.com

Customer Name Varonis Systems, Inc.	Central Billing Address 1250 Broadway, 31st Floor, New York, NY 10001	Contact Person Yuval Meidar, General Counsel Tel: 972-9-9713309 Fax: 972-9-9713301 email: yuval@varonis.com

FOR VALUE RECEIVED, You hereby promise to pay to the order of TRIPLEPOINT CAPITAL LLC or the holder of this Plain English Promissory Note (the “Note”) at 2755 Sand Hill Road, Ste. 150, Menlo Park, CA, 94025 or such other place of payment as the holder of this Note may specify from time to time in writing, in lawful money of the United States of America, the principal amount of                             /100 Dollars ($                    ) together with interest at      percent (    %) per annum from the date of this Note to maturity of each installment on the principal remaining unpaid, such principal and interest to be paid as stated on Page 1 of this Note and the attached amortization schedule. You will pay the last payment on the date the Advance is funded to You.

In addition to Your final payment, You will pay Us an amount equal to: (a) two and one half percent (2.5%) of the principal amount of this Note, in the event the Note is paid in full on or before December 31, 2013; (b) three and three quarters percent (3.75%) of the principal amount of this Note, in the event the Note is paid in full after December 31, 2013 but on or before December 31, 2014; (c) five percent (5%) of the principal amount of this Note, in the event the Note is paid in full after December 31, 2014 but on or before December 31, 2015; or (d) seven percent (7%) of the principal amount of this Note, in the event the Note is paid in full after December 31, 2015.

Interest shall be computed daily on the basis of a year consisting of 360 days for the actual number of days occurring in the period for which such interest is payable.

Any payments made under this Note shall not be available for re-borrowing.

This Note is the Promissory Note referred to in, and is executed and delivered in connection with, that certain Plain English Growth Capital Loan and Security Agreement dated May     , 2012 by and between The Parties (as the same may from time to time be amended, modified or supplemented in accordance with its terms), and is entitled to the benefit and security of that Plain English Growth Capital Loan and Security Agreement and the other documents executed in connection with all principal, interest, fees or other liabilities owed by You to Us. All terms defined in the Plain English Growth Capital Loan and Security Agreement shall have the same definitions when used herein, unless otherwise defined herein.

You waive presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law.

This Note has been negotiated and delivered to Us and is payable in the State of California. This Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

YOU:	VARONIS SYSTEMS, INC.

Signature:

Print Name:

Title:

[ATTACH AMORTIZATION SCHEDULE]

EXHIBIT B

ADVANCE REQUEST

To:	TRIPLEPOINT CAPITAL LLC 2755 Sand Hill Road Ste 150 Menlo Park, CA 94025 Attention: Customer Administrations Fax (650) 854-1850	Date:

VARONIS SYSTEMS, INC., (“We” or “Us”), hereby request from TRIPLEPOINT CAPITAL LLC (“You”) an Advance in the amount of ($                      ) on                         ,                  (at least five (5) business days from today) pursuant to the Plain English Growth Capital Loan and Security Agreement between The Parties (the “Loan Agreement”).

We instruct You to please:

(a)	Issue a check payable to Us

or

(b)	Transfer Funds to our account

Bank: Address: ABA Number: Account Number: Account Name:

We represent that:

•	No event or circumstance has occurred or exists which individually or together with any other event or circumstance, has had or could reasonably be expected to have a Material Adverse Effect;

•	The representations, covenants and warranties set forth in the Loan Agreement are true and correct on and as of the date the requested Advance is funded with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case, those representations and warranties remain true as of such date);

•	We are in compliance with all the terms and provisions set forth in any document related to this Advance (including, without limitation, Section 5 of the Loan Agreement); and

•	As of the date hereof and the date of the funding of the requested Advance, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both, would) constitute an Event of Default under the Loan Agreement; and

•	The Certificate of Perfection executed on , is true and correct as of the date of this Advance Request. (Attach an updated Certificate of Perfection as needed.)

Executed this         day of                     ,                    by:

YOU:	VARONIS SYSTEMS, INC.

Signature:
Print Name:
Title:

EXHIBIT C

CERTIFICATE OF PERFECTION

This Certificate of Perfection shall reference that certain Plain English Growth Capital Loan and Security Agreement dated May    , 2012, by and between TRIPLEPOINT CAPITAL LLC and VARONIS SYSTEMS, INC. (the “Loan Agreement”). All terms not defined in this Certificate of Perfection shall have the same meanings as in the Loan Agreement. Pursuant to the terms of the Loan Agreement, VARONIS SYSTEMS, INC. hereby certifies, represents and warrants the following as of                                     :

1.	Our current name and organizational status is as follows:

	Name:	Varonis Systems, Inc.

	Type of Organization:	Corporation

	State of Organization:	Delaware

Organization File Number:

	Federal Employer Tax Identification Number:	571222280

2.	Five (5) years prior to the date of this Certificate of Perfection, We did not do business under any other name or organization or form except the following:

Name:

Type of Organization:

State of Organization:

Organization File Number:

Federal Employer Tax Identification Number:

Dates of Existence:

3.	Our fiscal year ends on December 31.

4.	Our current locations and the locations of all the Collateral are:

	Chief Executive Office:	1250 Broadway, 31st Floor New York, NY 10001

	Principal Place of Business:	1250 Broadway, 31st FIoor New York, NY 10001

	Locations of Collateral:	1250 Broadway, 31st Floor New York, NY 10001

5.	The following is a list of any and all of Our Affiliates and subsidiaries:

	Name:	Varonis (UK) Limited

	Type of Organization:	Company

	State of Organization:	UK

	Organization File Number:	6159129

Federal Employer Tax Identification Number:

	Your Ownership Interest:	100%

	Name:	Varonis Systems Ltd.

	Type of Organization:	Company

	State of Organization:	Israel

	Organization File Number:	513611533

Federal Employer Tax Identification Number:

	Your Ownership Interest:	100%

	Name:	Varonis France SAS

	Type of Organization:	Company

	State of Organization:	France

	Organization File Number:	749816385 R.C.S. NANTERRE

Federal Employer Tax Identification Number:

	Your Ownership Interest:	100%

	Name:	Varonis Systems (Deutschland) GmbH

	Type of Organization:	Company

	State of Organization:	Germany

	Organization File Number:	31030/500 DG

Federal Employer Tax Identification Number:

	Your Ownership Interest:	100%

6.	We currently maintain Deposit Accounts, other accounts holding Investment Property owned by Us, and electronic accounts (such as PayPal or similar accounts) as follows:

	Bank Name/Address	Account Holder Name	Account (Type & Number)

	Bank Leumi USA, Silicon Valley Branch/ 2000 University Avenue, suite 605 Palo Alto, CA, 94303	Varonis Systems, Inc.	Account # 8200205301

	Leumi Bank Israel/ 1 Zabulinski St., Ramat Gan, Israel	Varonis Systems Ltd.	Regular Account # 81400/91

	Bank Leumi (UK) plc/ 20 Stratford Place, London W1C 1BG	Varonis (UK) Limited.	GBP Account # 0066928001

	Bridge Bank USA, 55 Almaden Blvd. San Jose, CA 95113	Varonis Systems, Inc.	Account # 0101137776

	Deutsche Bank Konto 6280168 00, BLZ 370 700 24, BIC DEUTDEDBKOE	Varonis Systems (Deutschland) GmbH	IBAN DE22 370 700 240 6280168 00

	Caisse desDcpots Services Bancaires Téléphone: 01 40 97 31 67 Fax: 01 40 97 30 04	Varonis France SAS	IBAN FR69 4003 1000 0100 0012 2036 X06

	BNP Paribas	Varonis France SAS	BIC : BNPAFRPPPAC IBAN : FR76 3000 4008 2800 0120 1399 176

	The Borrower is in the process of opening a new bank account with a commercial bank in Israel.	Varonis Systems, Inc.

	PayPal	Varonis Systems, Inc.	Merchant account ID E8VXDBU26C9BA

7.	We currently have the following commercial tort claims: None.

8.	Attached is a current listing of all of Our Patents, Patent Applications, Patent Licenses, Trademarks, Trademark Applications, Trademark Licenses, Copyright Registrations, Copyright Applications for Registration and Copyright Licenses.

9.	Attached is a list of Permitted Liens.

VARONIS SYSTEMS, INC.

Signature:	/s/ Yakov Faitelson

Print Name:	Yakov Faitelson

Title:	CEO

[Signature Page to Certificate of Perfection]

INTELLECTUAL PROPERTY REPORT

Patents*

Folder No.	Name	Provisional	US	PCT	EU/UK	Germany	India/China	Japan
1	Automatic management of storage access control	60/688,486	11/258,256	PCT/IL2006/00600	GB2441858	11 2006 001 378.5		2008.515373
	Filing Date:	7-Jun-05	25-Oct-05	25-May-06	Nov 28,2007	28-Nov-07		6-Dec-07
	Patent Date:		Issued: 20-Oct-2009		Issued: 12-Jan-2010			
2	Automatic folder access management	60/792,091	11/786,522					
	Filing Date:	24-Apr-06	12-Apr-07					
3	Detection of abnormal behavior		11/635,736					
	Filing Date:		7-Dec-06					
	Patent Date:		Issued: 30-Jun-2009					
4	Evaluating removal of access permissions		11/789,884					
	Filing Date:		25-Apr-07					
5	Visualization of access permissions status		11/871,028					
	Filing Date:		11-Oct-07					
6	Access event collection		12/106,465					
	Filing Date:		21-Apr-08					
7	Method and apparatus for ascertaining data access permissions of groups of users to groups of data elements		12/498,675	PCT/IL2010/001090				
			7-Jul-09	29-Dec-10				
8	Enterprise level data management	61/240,726	12/673,681	PCT/IL2010/000069			75691	
	Filing Date:	9-Sep-09	27-Jun-10	27-Jan-10				
9	Data management utilizing access and content information		12/772,450	PCT/IL2011/000066				
	Filing Date:		3-May-10	20-Jan-11				
10	Access permissions entitlement review		12/814,807	PCT/IL2011/000065				
	Filing Date:		14-Jun-10	20-Jan-11				
11	Data governance for email systems		12/861,953	PCT/IL2011/00077				
	Filing Date:		24-Aug-10	23-Jan-11				
12	Time dependent access permissions		12/861,967	PCT/IL2011/000078				
	Filing Date:		24-Aug-10	23-Jan-11				
13	Automatic removal of global user security groups		12/861,059	PCT/IL2011/000075				
	Filing Date:		23-Aug-10	23-Jan-11				
14	Automatic resource ownership assignment systems and methods		13/014,262					
	Filing Date:		27-Jan-11					
15	Automatic resource ownership assignment system and method		13/106,023					
	Filing Date:		12-May-11					
16	Access permissions management system and method	61/477,662	13/159,903					
	Filing Date:	April 21, 2011	14-Jun-11					
17	Data classification		13/384,459	PCT/IL2011/000408				
	Filing Date:		17-Jan-12	26-May-11				
18	Data tagging		13/384,465	PCT/IL2011/000409				
	Filing Date:		17-Jan-12	26-May-11				
19	Automation framework		13/384,452	PCT/IL2011/000407				
	Filing Date:		17-Jan-12	26-May-11				
20	Access permissions management system and method		13/303,826	PCT/IL2011/000902				
	Filing Date:		23-Nov-11	24-Nov-11				
21	A method and apparatus for events handling in a multi-platform system		13/235525	PCT/IL2011/000742				
	Filing Date:		19-Sep-11	19-Sep-11				
22	Probing Directory Services		13/378,115	PCT/IL2011/000903				
	Filing Date:		12-Mar-12	24-Nov-11				
23	Systems and methods of automatic generation and execution of database queries		13/377,877	PCT/IL2011/000901				
	Filing Date:		13-Dec02011	24-Nov-11				
24	A method and apparatus for authentication of file read events		13/356,658	PCT/IL2012/050027				
	Filing Date:		24-Jan-12	24-Jan-12				
25	A method and apparatus for secure enterprise collaboration		13/369,207	PCT/IL2012/050043				
	Filing Date:		9-Feb-12	9-Feb-12				
29	Enterprise level data management		13/413,748	(IL file for PCT: 75683)				
	Filing Date:		7-Mar-12					

* Other patents were filed by Varonis but still cannot be disclosed.

Trademarks

State	Mark	International Class	Owner	Registerred With	Registration Date	Application Date	Registration Number
USA	IDU CLASSIFICATION FRAMEWORK	009	Varonis Systems, Inc.	USPTO	19-Oct-10	22-Sep-09	3,866,054
USA	IDU DATA CLASSIFICATION FRAMEWORK	009	Varonis Systems, Inc.	USPTO	19-Oct-10	22-Sep-09	3,866,055
USA	METADATA FRAMEWORK	042	Varonis Systems, Inc.	USPTO	19-Jul-11	9-Aug-10	3,999,958
USA	METADATA FRAMEWORK	042	Varonis Systems, Inc.	USPTO	8-Nov-11	9-Aug-10	4,051,666
USA	VARONIS	009	Varonis Systems, Inc.	USPTO	8-Jan-08	23-Apr-07	3,364,932
USA	DATAPRIVILEGE	009	Varonis Systems, Inc.	USPTO	8-Jan-08	23-Apr-07	3,364,931
USA	DATADVANTAGE	009	Varonis Systems, Inc.	USPTO	22-Jan-08	23-Apr-07	3,371,873
USA	Varonis All About the Data & Varonis Logo (Color)	009	Varonis Systems, Inc.	USPTO	22-Jan-08	23-Apr-07	3,371,874
USA	VRFS	009	Varonis Systems, Inc.	USPTO	Pending	12-Dec-11	
Israel	DATADVANTAGE	009	Varonis Systems, Inc.	IPTO	14-Feb-08	14-May-06	190057
Israel	DATAPRIVILEGE	009	Varonis Systems, Inc.	IPTO	14-Feb-08	23-May-06	190303
Israel	IDU ANALYTICS	009	Varonis Systems, Inc.	IPTO	30-Nov-07	14-May-06	190059
Israel	IDU ANALYTICS	042	Varonis Systems, Inc.	IPTO	31-Jan-08	14-May-06	190058
Israel	VARONIS	009	Varonis Systems, Inc.	IPTO	8-Jan-09	29-Apr-10	217120
Israel	METADATA FRAMEWORK	042	Varonis Systems, Inc.	IPTO	Pending	9-Jan-12	243759
Israel	IDU CLASSIFICATION FRAMEWORK	009	Varonis Systems, Inc.	IPTO	Pending	14-Jul-11	226661
Israel	IDU DATA CLASSIFICATION FRAMEWORK	009	Varonis Systems, Inc.	IPTO	Pending	14-Jul-11	226657
Kazakhstan	DATADVANTAGE	009+042+016	Varonis Systems, Inc.	State Trademark Register	17-Nov-08	6-Mar-07 28945/38203	
Kazakhstan	DATAPRIVILEGE	009+042+016	Varonis Systems, Inc.	State Trademark Register	17-Nov-08	6-Mar-07 28944/38202	
Kazakhstan	IDU ANALYTICS	009+042+016	Varonis Systems, Inc.	State Trademark Register	15-May-09	6-Mar-07 28902/38204	
Kazakhstan	VARONIS	009+042+016	Varonis Systems, Inc.	State Trademark Register	15-Dec-08	6-Mar-07 27271/38201	
Ukraine	DATADVANTAGE	009+042+016	Varonis Systems, Inc.		10-Oct-08	16-Mar-07	97637
Ukraine	DATAPRIVILEGE	009+042+016	Varonis Systems, Inc.		10-Oct-08	16-Mar-07	97639
Ukraine	IDU ANALYTICS	009+042+016	Varonis Systems, Inc.		25-Nov-08	16-Mar-07	99653
Ukraine	VARONIS	009+042+016	Varonis Systems, Inc.		10-Oct-08	16-Mar-07	97638

EXHIBIT D

CERTIFICATE OF COMPLIANCE

This Certificate of Compliance shall reference that certain Plain English Growth Capital Loan and Security Agreement dated May     , 2012, by and between TRIPLEPOINT CAPITAL LLC and VARONIS SYSTEMS, INC. (the “Loan Agreement”). All terms not defined in this Certificate of Compliance shall have the same meanings as in the Loan Agreement. Pursuant to the terms of the Loan Agreement, VARONIS SYSTEMS, INC. hereby certifies, the following as of “[MONTH, DAY, YEAR]”:

•	We are in compliance as of the date of this Certificate of Compliance with all required covenants unless otherwise noted and attached to this Certificate of Compliance.

•	As of the date of this Certificate of Compliance all representations and warranties in the Loan Agreement are true and correct in all material respects except to the extent such representations and warranties expressly relate to an earlier date (in which case, those representations and warranties remain true as of such date).

•	The Certificate of Perfection executed on , is true and correct as of the date of this Certificate of Compliance. (Attach an updated Certificate of Perfection as needed.)

VARONIS SYSTEMS, INC.

Signature:

Print Name:

Title:

SCHEDULE 1

FILING OF TAXES

The Borrower received from the US IRS a notice pursuant to which the IRS claims that with respect to 2010 tax returns, as of March 9, 2012, there is an outstanding debt of the Borrower to the IRS of $105,966.64. This issue is under clarification.

PERMITTED INVESTMENTS

•	Please see list of Subsidiaries

Investment	$ amount
Investment in Israeli Subsidiary	1,324	K
Investment in German Subsidiary	35.9	K
Investment in UK Subsidiary	2.3	K
Investment in French Subsidiary	1.5	K

*	Pursuant to that certain Management Right Agreement between the Borrower and EMC Corporation, EMC may be entitled to certain amount of warrants to purchase shares of Series D Preferred Stock of the Borrower.
*	The Borrower should have the option to enter into derivative instrument arrangements to hedge a portion of its anticipated expenses in new Israeli shekel (NIS), British Pound (GBP) and EUR.

PERMITTED INDEBTEDNESS

Accounts payable	$463	K
Accrued expenses	$549	K
Employee and Employee institution	$2,521	K
Other short term liabilities	$315	K

*	Not including deferred revenues and holiday accrual
**	As of March 31, 2012
*	Pursuant to that certain Management Right Agreement between the Borrower and EMC Corporation, EMC may be entitled to certain amount of warrants to purchase shares of Series D Preferred Stock of the Borrower

Creditor	Type of Credit Facility	Security Interest Granted	Outstanding Amount
Bridge Bank	Accounts Receivable	Blanket Lien on all assets, except Intellectual Property which may be added upon a request

PERMITTED LIENS

Liens existing on the Closing Date:

1.	Leumi Bank Israel guarantees in favor of (i) Ben-Zur and Dorianov Ltd. in connection with the office lease of the Israeli Subsidiary in the amount of US$60,000, and (ii) Ramot Business Center Dorianov Ltd. in connection with the management agreement of the Israeli offices in the amount of NIS47,809, in order to secure the Israeli subsidiary’s obligations pursuant to such lease agreement.

2.	Leumi Bank Israel guarantees in favor of Sigalit Top Holdings Ltd. in connection with the office lease of the Israeli Subsidiary in the amount of US$20,460, in order to secure the Israeli subsidiary’s obligations pursuant to such lease agreement.

3.	Leumi Bank Israel guarantees in favor of A.Y.A.A. Investment Ltd. in connection with the office lease of the Israeli Subsidiary in the amount of NIS 137,100, in order to secure the Israeli subsidiary’s obligations pursuant to such lease agreement.

4.	The Borrower has deposited $5,650 with Equity Residential Management, LLC as a security, in order to secure the Borrower’s obligations under that certain Agreement of Lease between the Borrower and Equity Residential Management, LLC dated as of October 8, 2011.

5.	Letter of Credit issued by Bank Leumi USA on the name of JT MH 1250 Owner LP in the amount of $85,737, in order to secure Your obligations under that certain sublease agreement dated as of October 19, 2011 between You and JT MH 1250 Owner LP regarding the premises.

6.	Deposit in the amount of $50,000 at Bridge Bank in order to secure the use of Your credit card.

7.	Collateral of 10% of any open transaction (such amount may vary based on the actual exposure to the bank) in favor to Leumi Bank USA with respect to hedging transactions of foreign currency. The funds under the collateral may be increased dependable on hedging losses. As of May 29, 2012 no open transactions and no collateral exists.

SCHEDULE 2

(SCHEDULE OF DOCUMENTS)

SCHEDULE OF DOCUMENTS – VARONIS SYSTEMS, INC.

LENDER		TRIPLEPOINT CAPITAL LLC
LENDER’S COUNSEL		KEVIN W. THORNE
BORROWER		VARONIS SYSTEMS, INC.
BORROWER’S COUNSEL		[ ]
ITEMS COMPLETED		“XX”
FACILITY NAME/AMOUNT		GROWTH CAPITAL LOAN: P1 $10MM; P2 $10MM
TARGETED CLOSING DATE:	May 29,	APRIL , 2012

Item	Resp. Party	Status
1. LEGAL DUE DILIGENCE/PRE-CLOSING DOCUMENTATION

1.1. Executed Debt Facility Proposal (Commitment Deposit, if any)	Both	XX

1.2. Legal Due Diligence Questionnaire	Borrower	XX

1.3. Stock Purchase Agreement, latest round of private equity financing.	Borrower	XX

1.4. Investor’s Rights Agreement, most recent date.	Borrower	XX

1.5. Capitalization Table, most recent date.	Borrower	XX

1.6. Management Presentation/Business Plan, most recent date.	Borrower	XX

1.7. Lien search, all jurisdictions where Borrower has operations or assets and state of incorporation.	Lender	XX

2. CORPORATE EXISTENCE

2.1. Certified copies (of recent date) of all charter documents on file with Secretary of State of Delaware	Borrower	XX

2.2. Borrower’s By-Laws	Borrower	XX

2.3. Certificate of Good Standing, Legal Existence and Tax Good Standing from State of Incorporation, Delaware	Borrower	XX

2.4. Certificates of Good Standing, Qualification as Foreign Corporation and where available, a certificate of Tax Good Standing for the following State(s):	Borrower	XX

2.4.1. State of California

2.4.2. State of New York

TPC - Varonis: Schedule of Documents

2.5. Israeli Subsidiary

2.5.1. Corporate Existence Documents	Borrower	XX

2.5.2. IntercompanyAgreements (e.g. cost-plus, loans)

3. AUTHORIZATION

3.1.  Certificate of Secretary of Borrower, dated the Closing Date attaching and certifying: (i) Board and Stockholder Resolutions authorizing due execution of documents; (ii) By-Laws; (iii) incumbency and signatures of authorized officers; (iv) no change in charter and good standing.

	Borrower	XX

3.2. Consent(s) authorizing Borrower to enter into the Credit Facility, Warrant Agreement(s) and related documents with Lender.	Borrower	XX

3.3. Amended [Certificate] of Incorporation, including Certificate of Secretary, Board Consents, Stockholder Consents, if necessary.	Borrower	XX

3.4. Israeli Subsidiary consents authorizing Pledge Agreement	Borrower	XX

4. DOCUMENTS

4.1. Growth Capital Loan Agreement	Both	XX

4.1.1. Exhibit A Promissory Note	Both	XX

4.1.2. Exhibit B Advance Request	Both	XX

4.1.3. Exhibit C Certificate of Perfection	Borrower	XX

4.1.4. Exhibit D Certificate of Compliance	Borrower	XX

4.1.5. Schedule 1 Indebtedness	Borrower	XX

4.1.6. Schedule 2 Schedule of Documents	Lender	XX

4.2. Warrant Agreement 489-W-02	Both	XX

4.3. Pledge Agreement; Share Transfer Deeds 4.3.1. Israeli Subsidiary 4.3.2. Reserve right for other subsidiaries, including UK, Germany and France	Both	XX

4.4. Account Control Agreement(s): 4.4.1. Bridge Bank 4.4.2. Bank Leumi	Borrower	XX

4.5. Intercreditor Agreement with Bridge Bank	Bridge Bank	XX

4.6. Landlord Waiver	Both	Final

4.7. Co-Location Agreement, if necessary (Waiver form from Cogent	Both	n/a

TPC - Varonis: Schedule of Documents	2